Item 77Q(1)(g)

Touchstone Strategic Trust

The following document is included in the Registrant's N-14 filed with the SEC on April 8, 2015, (SEC Accession No. 0001104659-15-026504) and is incorporated by reference herein:
Form of Agreement and Plan of Reorganization with respect to Touchstone Large Cap Fund and Touchstone Capital Growth Fund.